Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Mr. Denis
Tontodonato	(704) 562
0082

China GengSheng Minerals, Inc. (formerly China Minerals Technologies, Inc.)
Henan Province
People’s Republic of China
NEWS RELEASE

CHINA GENGSHENG MINERLAS, INC. (FORMERLY CHINA MINERALS TECHNOLOGIES, INC.) ANNOUNCES NAME CHANGE

Gongyi, China, July 31, 2007 – China Minerals Technologies, Inc. ("CMT") (OTC Bulletin Board: CMIT.OB) announces its official name change to "China GengSheng Minerals, Inc." ("CGM" or the "Company"). The Company has also changed its symbol on the OTC Bulletin Board to "CHGS.OB," effective as of July 30, 2007.

On June 11, 2007, the Company changed its corporate name from Point Acquisition Corporation to China Minerals Technologies, Inc. However, the Company subsequently found that a Delaware manufacturing company uses a similar corporate name. In order to avoid confusion among its customers and investors, the Company decided to change its name to China GengSheng Minerals, Inc.

CGM is a mineral based manufacturer whose products include monolithic refractories, ceramics and fracture proppant. Monolithic refractories serve as heat resistant protective linings in industrial furnaces and other heavy machinery used in the steel, iron, cement, glass and aluminum industries. Ceramic products are heat and erosion resistant which are used to house high voltage switches and fuses and to transfer liquids, solids and gases. Fracture proppant is used in operating oil wells to release trapped oil allowing it to be extracted to the earth’s surface. CGM conducts business through its Chinese based subsidiaries Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gaowen Materials Co., Ltd.

FORWARD LOOKING STATEMENTS

This release may contain certain "forward-looking statements" relating to the business of China GengSheng Minerals, Inc. and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website(www.sec.gov). All forward-looking statements attributable to China GengSheng Minerals, Inc. or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. China GengSheng Minerals, Inc. does not assume a duty to update these forward-looking statements.